Julia Brau Donnelly to join Pinterest as Chief Financial Officer

SAN FRANCISCO--(BUSINESS WIRE)-- Today, Pinterest, Inc. (NYSE: PINS) is announcing that Julia Brau Donnelly will be joining the company as Chief Financial Officer. She’ll be joining as a member of Pinterest’s executive team and report directly to CEO, Bill Ready.

As CFO at Pinterest, Julia will be responsible for financial management of the company, including leading the Accounting, Finance, Internal Audit, Investor Relations and Workplace teams. She will also lead the company’s planning processes as well as partner with the executive team to drive Pinterest’s next stage of growth.

Julia joins Pinterest from Wayfair, where she was most recently Vice President and Global Head of Finance and Accounting. During her more than seven year tenure, she held several positions of increasing responsibility within the finance function. She led a global team of 250 employees across all of accounting and finance, including Strategic Finance, Investor Relations, Corporate Development, FP&A, Accounting, Tax and Finance Operations. Before Wayfair, she was a private equity investor in technology and media companies at Thomas H. Lee Partners in Boston. Julia received her M.B.A. from Harvard Business School and her B.A. from Stanford University.

“Julia is a strategic, disciplined and highly regarded leader with an impressive background leading all aspects of finance within an innovative, high growth public company. Her deep experience across e-commerce, media and technology is an ideal fit for our next chapter at Pinterest. We look forward to Julia’s leadership as we continue the positive momentum of our business.” — Bill Ready, CEO

“Pinterest has always stood out to me as a unique and positive place that helps people make their real life aspirations into a reality. I’ve long admired Pinterest’s value to consumers who naturally come to the platform to shop the ideas they discover. I’m thrilled to join the team and help drive Pinterest’s next phase of growth.” — Julia Brau Donnelly

Julia will start at Pinterest on June 20th and will be taking on the role from Todd Morgenfeld. As previously announced, Todd will transition from Pinterest to pursue new career opportunities on July 1st.

About Pinterest
Pinterest is the visual inspiration platform people around the world use to shop products personalized to their taste, find ideas to do offline and discover the most inspiring creators. People have saved more than 360 billion Pins across a range of interests from building a home office to cooking a new recipe and planning a vacation. Headquartered in San Francisco, Pinterest launched in 2010 and has more than 460 million monthly active users worldwide. Available on iOS and Android, and at pinterest.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including (but not limited to): general economic and political uncertainty and distressed global economic conditions; changes in user and creator engagement; our ability to maintain and enhance our brand and reputation; compromises in security; our dependency on online application stores’ and internet search engines’ methodologies and policies; disruptions to or changes in our relationships with third-party login providers; the competitive environment; our ability to scale (including internationally); our ability to generate advertising revenue; risks associated with litigation, government actions and changes to applicable laws and regulations; disruptions to our hosting services and infrastructure; and our ability to attract and retain personnel.These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 and other information we file with the Securities and Exchange Commission (the “SEC”), which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release is as of the date hereof. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.